                           SCHEDULE 14A (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12


                               MYPOINTS.COM, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               MYPOINTS.COM, INC.
                       100 CALIFORNIA STREET, 12(TH) FLOOR
                         SAN FRANCISCO, CALIFORNIA 94111

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD June 21, 2001

                            ------------------------

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MyPoints.com, Inc., a Delaware corporation (the "Company"), will be held on Thursday June 21, 2001 at 10:00 a.m. local time at Company's offices, located at 100 California, 12th floor, San Francisco, California 94111 (the telephone number at the meeting location is (415) 676-3700) for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

        1. To elect two (2) Class II directors to serve for terms of three years or until their successors are elected.

        2. To approve the amendment to the Company's 1999 Stock Plan which, among other changes, increased the number of shares authorized for issuance to a single employee.

        3. To ratify the appointment of PriceWaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2001.

        4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on April 26, 2001 are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                       FOR THE BOARD OF DIRECTORS

                                       Craig Stevens
                                       Secretary

San Francisco, California
April 30, 2001

                             YOUR VOTE IS IMPORTANT

        IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.


                               MYPOINTS.COM, INC.

                            ------------------------

                          PROXY STATEMENT FOR THE 2000
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 21, 2001

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed Proxy is solicited on behalf of the Board of Directors of MyPoints.com, Inc. (the "Company" or "MyPoints") for use at the Annual Meeting of Stockholders to be held Thursday June 21, 2001 at 10:00 a.m. local time at Company's offices located at 100 California, 12th floor, San Francisco, California 94111, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The telephone number at the meeting location is
(415) 676-3700.

        These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2000, including financial statements, are being mailed on or about May, 2001 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

        Stockholders of record at the close of business on April 26, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 40,744,700 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 542 stockholders.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, or to the Inspector of Elections at the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

        Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

        The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting who will determine whether or not a quorum is present.

        The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

        While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

        In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

        Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of the two Class II directors, FOR approval of the amendment to the 1999 Stock Plan, FOR the confirmation of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received by the Company no later than _________ in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
                           NOMINEES SET FORTH HEREIN.

DIRECTORS AND NOMINEES FOR DIRECTOR

        Pursuant to the Company's Restated Certificate of Incorporation and the Company's Bylaws, the Board of Directors is to consist of eight members. The entire board is divided into three classes serving staggered terms of three years. Currently, there are three directorships designated as Class I, two directorships designated as Class II and three directorships designated as Class
III. Two Class II directors are to be elected at the Annual Meeting. The Class III and Class I directors will be elected at the Company's 2002 and 2003 Annual Meetings of Stockholders, respectively. Each of the Class II directors elected at the Annual Meeting will hold office until the 2004 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

        In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

        The names of the two Class II nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class I and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.



             NAME                    AGE          PRINCIPAL OCCUPATION
             ----                    ---          --------------------
CONTINUING CLASS I DIRECTORS
Steven M. Markowitz................  30    Partner of Stockton Funds, LLC
Mario M. Rosati....................  54    Partner, Wilson Sonsini Goodrich &

                                           Rosati, P.C.
Howard L. Morgan(2)................  55    President, Arca Group, Inc. and General
                                           Partner of Idealab! Corporation

NOMINEES FOR CLASS II DIRECTORS
Lawrence E. Phillips(1)(2).........  34    Managing Director, Primedia Ventures
Nathaniel Goldhaber................  53    Vice-Chairman of the Board

CONTINUING CLASS III DIRECTORS
Thomas Newkirk(2)..................  55    Chairman, Experian Marketing Solutions
John Fullmer ......................  55    Company's Chief Executive Officer and
                                           Chairman of the Board
Mark Metcalfe(3) ..................  39    CEO and President of Angara

---------------

(1)  Member of the Audit Committee

(2)  Member of the Compensation Committee

(3)  Member the Audit Committee since March 14, 2001

        There are no family relationships among any of the directors or executive officers of the Company.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

        Lawrence E. Phillips has served as one of our directors since December 1998. In April 1998, Mr. Phillips formed and continues to serve as Managing Director of Primedia Ventures, a venture capital fund of Primedia, a media and publishing company. He directs investing activities in early-stage internet software, commerce and advertising companies. From February 1995 to April 1998, Mr. Phillips founded and managed an internet division for Primedia's Magazine Group, where he had general management responsibilities for the launch and operation of several web sites. Mr. Phillips holds an A.B. from Cornell University and an M.B.A. from Harvard Business School.

        Nathaniel Goldhaber was appointed to the board of directors on August 7, 2000. He served as President, Chairman of the Board and Chief Executive Officer of Cybergold, Inc., which Company acquired in August 2000. Before joining Cybergold in 1994, Mr. Goldhaber was self-employed as a venture capitalist. Prior to that Mr. Goldhaber was the Chief Executive Officer of Kaleida Labs, Inc., a multimedia joint venture between IBM and Apple Computer, and the Chief Executive Officer of Centram Systems West, a developer of local area networks. Mr. Goldhaber is a Member of the Executive Board of the University of California, Berkeley, College of Letters and Sciences. Mr. Goldhaber received a B.A. from Maharishi International University and an M.A. from the University of California, Berkeley.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

        Steven M. Markowitz is a founder of MyPoints.com and has served as Company's Chief Executive Officer until November 2, 2000. However, he continued to serve as Chairman of the Board through December 31, 2000. From May 1995 to August 1996, Mr. Markowitz was a securities analyst with Fidelity Management & Research (Far East), a unit of Fidelity Investments. Mr. Markowitz is also the founder of a specialty catalog for the Japanese software market and has acted as an advisor to that company since 1992. Mr. Markowitz holds an A.B. from the University of California at Berkeley and an M.B.A. from the Haas School of Business, University of California at Berkeley.

        Mario M. Rosati has served as one of our directors since November 1996. Mr. Rosati has been with the Palo Alto, California law firm of Wilson Sonsini

Goodrich & Rosati, Professional Corporation, since 1971, first as an associate and then as a member since 1975. Mr. Rosati also serves as a director of Sanmina Corporation, Symyx Technologies, Inc., The Management Network Group, Inc., Ross Systems, Inc., Vivus, Inc., Genus, Inc. and Aehr Test Systems. Mr. Rosati holds a B.A. from the University of California, Los Angeles and a J.D. from the University of California at Berkeley, Boalt Hall School of Law.

        Howard L. Morgan has served as one of our directors since November 1996. Since 1989, Dr. Morgan has been President of the Arca Group, Inc., a consulting and investment management firm specializing in the areas of computer and communications technologies. Dr. Morgan has also served as a General Partner of Idealab! Corporation, an incubator of internet and e-commerce companies, since January 1999. In addition, Dr. Morgan served as Chief Executive Officer of Franklin Electronic Publishers, Inc. in early 1998. Dr. Morgan was Professor of Decision Sciences at the Wharton School of Business of the University of Pennsylvania from 1972 through 1986. Dr. Morgan serves as director for a number of public companies, including Cylink Corp., Franklin Electronic Publishers, Inc., Infonautics Corporation, Segue Software, Inc. and Unitronix Corp. Dr. Morgan holds a B.S. from City College of New York and a Ph.D. from Cornell University.

        Thomas Newkirk has served as one of our directors since January 1999. Mr. Newkirk has served as the Chairman of Experian Marketing Solutions, a subsidiary of the information services company Experian, since 1998. Mr. Newkirk founded Direct Marketing Technology, a wholly-owned subsidiary of Experian, in 1981 and has served as one of its directors since 1990. Mr. Newkirk holds a B.S. from Massachusetts Institute of Technology.

        John Fullmer joined Company in February 2001 and has served as its Chief Executive Officer since then. He served in various executive positions for CUC International for eighteen years before becoming Chief Marketing Officer of Cendant when HFS, Inc. and CUC merged to create Cendant in 1997. In 1998, he founded eCOM partners, a venture capital firm and has been on the board of several private Internet marketing companies before joining MyPoints.com.

        Mark Metcalfe was appointed to the Board of Directors on March 14, 2001 to fill the vacancy left by Lester Wunderman's resignation. Mark has been the CEO of Angara, an e-commerce software company, since 1999. Between 1998 and 1999 he served as President for Cendant Membership Services. Prior to this, he was Senior Vice President of CUC (1996 - 1998) and Senior Vice President of CUC Youth Fundraising Division (1994 - 1996).

VOTE REQUIRED

        The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class II directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

BOARD MEETINGS, COMMITTEES AND DIRECTORS COMPENSATION

        The Board of Directors has an Audit Committee and Compensation Committee. Each current Board member attended at least 75% of the meetings of the Board and the Committees on which he served, held during 2000 or the portion of the year that he was a director. It does not have a nominating committee or committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

        In 2000, the Audit Committee consisted of Lawrence Phillips and, until his resignation as a director on March 14, 2001, Lester Wunderman. Mr. Metcalfe then was appointed to fill the vacancy. The Audit Committee currently consists of Messrs. Phillips and Metcalfe and the Board of Directors expects to appoint a third member prior to June 14, 2001. The Audit Committee has consisted and is expected to consist entirely of independent directors (within the meaning of Rule 4200(a)(15) of the NASD listing standards) and operates under a written charter adopted by the Board of Directors. That charter, which is attached as Appendix A, establishes the role and responsibilities of the Audit Committee. In general, the Audit Committee makes recommendations to the board of directors regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits.

        The Compensation Committee consists of Messrs. Morgan, Newkirk and Phillips. The Compensation Committee makes recommendations to the Board of Directors regarding our employee benefit plans and the compensation of officers. The Compensation Committee is also responsible for administering the Company's stock incentive plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of our Compensation Committee was, at any time since our formation, an officer or employee of Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. See "Transactions with Directors, Executive Officers and Principal Stockholders" for a description of transactions between Company and entities affiliated with members of our Compensation Committee.

DIRECTOR COMPENSATION

        As of January 1, 2001 Company pays each of its directors $10,000 per year plus $2,500 for each regularly scheduled board meeting. For telephonic meetings required and approved by the chairman of the board, other than regularly scheduled board meetings, non-employee directors shall be paid $1,000 per meeting. Company also reimburses its directors for all Company associated travel. On January 3, 2001 we granted each of our non-employee directors an option to purchase 15,000 shares of our commons stock at a per share exercise price equal to the closing price of the stock on NASDAQ on January 3, 2001. The options shall vest, at the rate of twenty-five percent per quarter, at the end of each of the Company's four fiscal quarters during 2001. Employee officers had the opportunity to participate in the Repricing Plan outlined in footnote seven to the Summary Compensation Table. We do not provide additional compensation for committee participation or special assignments of the board of directors.

From time to time, we have granted our outside directors options to purchase shares of our common stock under Company's stock incentive plans. In January 1997, we granted Mr. Morgan an option to purchase 133,333 shares at a per share exercise price of $0.05. In September 1997, we granted Mr. Rosati an option to purchase 113,333 shares at a per share exercise price of $0.10. In February 1998, we granted Mr. Rosati an option to purchase 20,000 shares at a per share exercise price of $0.10 and Mr. Wunderman, then in his capacity as a member of our board of advisors, an option to purchase 10,000 shares at a per share exercise price of $0.05. In January 1999, we granted Mr. Newkirk an option to purchase 25,000 shares, Mr. Phillips an option to purchase 25,000 shares and Mr. Wunderman an option to purchase 50,000 shares, all at a per share exercise price of $1.00. In December 1999, we granted Mssrs. Morgan, Newkirk, Phillips, Rosati and Wunderman each an option to purchase 7,500 shares at a per share purchase price of $38.25.

                                 PROPOSAL NO. 2

                    APPROVAL OF AMENDMENT OF 1999 STOCK PLAN

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE
                        AMENDMENT TO THE 1999 STOCK PLAN

        Our 1999 Stock Plan ("Plan") was adopted by the Board of Directors in 1998. In April, 2000, the Board of Directors approved amendments to the Plan increasing the aggregate number of shares reserved for issuance; and that amendment was approved by the shareholders during the 2000 annual meeting.

        On March 14, 2001, Company's Board of Directors approved an additional amendment to the Plan which, among other changes, increased the maximum number of option shares which could be granted to a single "service provider" in a single year. This amendment does not increase the aggregate maximum number of option shares which may be granted to all participants in the Plan.

        Prior to the amendment, the maximum number of option shares which could be granted to a single service provider in a single year was 500,000 shares plus, in the initial year of service only, an additional 500,000 shares. After the amendment, the maximum number of option shares was increased to 1,000,000 plus, in the initial year of service only, an additional 1,350,000 shares (or, in certain cases, such lesser amount as would permit a non-statutory stock option to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code")).

        The Board of Directors approved the amendment to the Plan to facilitate Company's employment agreement with John Fullmer under which he agreed to serve as Company's Chief Executive Officer. As part of his compensation package, he was granted non-statutory stock options to purchase 2,350,000 options of Company's stock. For a more complete description of Mr. Fullmer's employment contract, see footnote one to the Summary Compensation Table.

        Mr. Fullmer's employment contract is not conditioned upon shareholder approval of this amendment. However, the Board of Directors believes that shareholder approval is necessary in order that Section 162(m) of the Code could not limit the deductibility of Company's compensation expense relating to the options granted to Mr. Fullmer under the plan. Mr. Fullmer. Under certain circumstances, Section 162(m) of the Code would limit Company's ability to deduct, for U.S. federal income tax purposes, compensation in excess of $1,000,000 paid to each of Company's Chief Executive Officer and four other most highly compensated executive officers. For this purpose, compensation expense would include the spread between the fair market value on date of exercise and the exercise price of those non-qualified stock options exercised by Mr. Fullmer (or the other covered executive officers).

SUMMARY OF THE PLAN

        General. The purpose of the Plan is to attract and retain the best available persons for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company (all of whom are defined as "service providers") and to promote the success of the Company's business. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options. In addition, awards of or rights to purchase shares of the Company's Common Stock ("Stock Rights") may be granted under the Plan.

        Administration. The Plan is administered by the Board of Directors or a committee thereof (the "Administrator"). Subject to the other provisions of the Plan, the Administrator has the authority (i) to select the persons to whom options and Stock Rights are to be granted; (ii) to determine the number of shares of Common Stock to be covered by each option and Stock Right granted;
(iii) to approve forms of agreement for use under the Plan; (iv) to determine the terms and conditions, not inconsistent with the terms of the 1999 Plan, of any option or Stock Right granted; (v) to reduce the exercise price of any option or Stock Right to the then current fair market value if the fair market value of the Common Stock covered by such Option or Stock Right shall have declined since the date the option or Stock Right was granted; (vi) to institute an option exchange program; (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (ix) to modify or amend each option or Stock Right, subject to certain restrictions of the Plan, including the discretionary authority to extend the post-termination exercisability period of options longer than is otherwise provided for in the Plan; (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option or Stock Right that number of shares having a fair market value equal to the amount required to be withheld; (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or Stock Right previously granted by the Administrator; and (xii) to make all other determinations deemed necessary or advisable for administering the Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options and Stock Rights and on all persons deriving their rights therefrom.

        Eligibility; Limitations. Nonstatutory stock options and Stock Rights may be granted under the Plan to employees, directors and consultants of the Company or any parent or subsidiary of the Company. Incentive stock options may be granted only to employees of the Company, its parents and subsidiaries.

        As discussed above, Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock plus options to purchase up to an additional 1,350,000 shares of Common Stock in connection with such employee's initial commencement of service to the Company.

        Terms and Conditions of Options. Each option granted under the Plan is evidenced by a written stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

                (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a nonstatutory stock option may be determined by the Administrator, provided however, the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the Common Stock on the date of grant.

                (b) Exercise of Option. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.

                (c) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

                (d) Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

                (e) Termination of Employment. If an optionee's employment, directorship or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the

        Plan expire on the earlier of (i) the date set forth in his or her notice of grant or stock option agreement or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before its termination.

                (f) Permanent Disability; Death. If an optionee's employment, directorship or consulting relationship terminates as a result of permanent and total disability (as defined in the Code) or death, then all options held by such optionee under the Plan will generally expire on the earlier of (i) twelve months from the date of termination of optionee's employment or (ii) the expiration date of the option. The optionee or, if applicable, the executor or other legal representative of the optionee's estate may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

                (g) Nontransferability of Options. Options granted under the Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

                (h) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess portion of such option will be treated as a nonstatutory stock option.

                (i) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

        Stock Rights. A Stock Right may award the recipient Common Stock or may give the recipient the right to purchase Common Stock. Shares received or purchased pursuant to a Stock Right are subject to a restricted stock agreement between the Company and the recipient. Unless the Administrator determines otherwise, the restricted stock agreement shall give the Company a reacquisition option exercisable upon the voluntary or involuntary termination of the recipient's employment or consulting relationship with the Company for any reason (including death and disability). The acquisition price for any shares reacquired by the Company shall be the original price paid by the recipient, if any. The reacquisition option lapses at a rate determined by the Administrator. A Stock Right and the stock acquired pursuant thereto (while restricted) is generally nontransferable other than by will or the laws of descent and distribution.

        Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or Stock Right outstanding under the Plan, and the exercise price of any such award. In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee will fully vest in and have the right to exercise the optionee's option or Stock Right as to all of the optioned stock, and shall release all restrictions on any restricted stock prior to the consummation of the liquidation or dissolution.

        Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. No such action by the Board or stockholders may alter or impair any option or Stock Right previously granted under the Plan without the written consent of the optionee/recipient. Unless terminated earlier, the Plan will terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

        Change of Control. Upon any merger, each outstanding option or Stock Right may be assumed by the successor or its parent or an equivalent option or Stock Right for securities of such successor or parent may be substituted for outstanding options or stock rights. If an option or stock right is not so assumed or replaced, then it will terminate on the closing of the merger. However, whether or not such options or stock rights are to be assumed or replaced in the merger, prior to the merger, any holder could exercise any vested portion of his options or Stock Rights.

        If a service provider's services to the Company (or any successor) are terminated by the Company (or any successor) except for "cause," or are "constructively terminated" by such service provider, in either case, within 12 months after a change in control of the Company, any portion of his options or Stock Rights which would have vested within 18 months after the change of control would vest immediately upon such termination. If such service provider resigns (and it is not a "constructive termination") or if such service provider is terminated for "cause," then he will not be entitled to accelerated vesting.

        For this purpose, "cause" means:

        - any act of personal dishonesty taken by the service provider in connection with his responsibilities as a service provider to Company (or its successor) and intended to result in substantial personal enrichment,

        -       a conviction of a felony,

        - a willful act by a service provider which constitutes gross misconduct and which is injurious to the Company (or its successor), or

        - following delivery to such service provider of a written demand for performance which describes the basis for Company's (or its successor's) belief that such provider has not substantially performed his duties, his continued violations of his obligations to Company (or its successor) if such violations are demonstrably willful and deliberate on his part.

        "Constructive termination" means a service provider's resignation after any of the following events:

        - Without the express written consent of the service provider, the assignment to him of any duties, or the reduction of his duties, which, in either case, results in a significant diminution in his position or responsibilities, or his removal from such position and responsibilities; provided, however, that changes in the circumstances of employment which are solely the result of changes in corporate legal structure resulting directly from the change of control shall not constitute a basis for "constructive termination";

        - Without the express written consent of the service provider, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to him immediately prior to such reduction;

        - A material reduction by Company (or its successor) in his cash compensation as in effect immediately prior to such reduction;

        - A material reduction by Company (or its successor) in the kind or level of employee benefits to which such service provider is entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced; or

        - The relocation of the service provider's principal place of employment to a facility or a location more than 50 miles from his then present location, without his express written consent.

        "Change in control" means any of the following:

        - The completion by Company of a reorganization, merger or consolidation if, in any case, persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation would not immediately thereafter own more than 50% of, respectively, the capital stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation.

        -       The completion of a liquidation or dissolution of Company, or

        -       The sale of substantially all of the assets of Company.

FEDERAL INCOME TAX CONSEQUENCES

        Incentive Stock Options. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

        Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

        Stock Rights. Restricted stock is generally acquired pursuant to Stock Rights. At the time of acquisition, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the recipient will not generally recognize ordinary income at the time of acquisition. Instead, the recipient will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to reacquire the stock upon the recipient's termination of employment with the Company. At such times, the recipient will recognize ordinary income measured as the difference between the purchase price (if any) and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

        The purchaser may accelerate to the date of acquisition his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

        The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options, and upon recipients of Stock Rights, under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

                                 PROPOSAL NO. 3
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Upon recommendation of the Audit Committee, the Board of Directors has selected PriceWaterhouseCoopers LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year.

        PriceWaterhouseCoopers LLP has audited the Company's financial statements annually since the Company's inception. Representatives of PriceWaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT FEES

        The aggregate fees billed by PriceWaterhouseCoopers LLP for professional services rendered in connection with the audit of the Company's annual financial statements for fiscal 2000 and reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2000 were $395,000.

        The aggregate fees billed by PriceWaterhouseCoopers LLP for financial information systems design and implementation services rendered to the Company during fiscal 2000 were $0.

        The aggregate fees billed by PriceWaterhouseCoopers LLP for all other non-audit services rendered to the Company during fiscal 2000, including fees for tax and business acquisition related services, were $169,000.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PriceWaterhouseCoopers LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

EXECUTIVE OFFICER COMPENSATION

        The following table sets forth the compensation paid by us during 1999 and 2000 to our Chief Executive Officer and our next five most highly compensated executive officers who received compensation of more than $100,000 during 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                    COMPENSATION
                                                                                    ------------
                                                                                       AWARDS
                                                                                    ------------
                                                          ANNUAL COMPENSATION        SECURITIES
                                                       ------------------------      UNDERLYING          ALL OTHER
   NAME AND PRINCIPAL POSITIONS            YEAR        SALARY($)        BONUS($)     OPTIONS(#)       COMPENSATION($)
-----------------------------------        ----        ----------       -------     ------------         ----------
John Fullmer(1) ...................        2000                --            --             --                   --
  Chief Executive Officer and              1999                --            --             --                   --
  Chairman of the Board of
  Directors
Layton Han ........................        2000        156,666.61     70,408.33        340,000(6)                --
  President and Chief Operating            1999         87,500.06            --        140,000(6)                --
  Officer
John Steuart(2) ...................        2000        184,468.75            --        255,996(6)                --
  Chief Financial Officer                  1999        106,000.00            --        111,997                   --
Craig Stevens(3) ..................        2000         70,265.18            --        100,000(6)                --
  Senior Vice President and General        1999                              --              0                   --
  Counsel
Steve Markowitz(4) ................        2000        199,999.92        70,000        729,500                   --
  Former Chief Executive Officer           1999        140,000.00            --        650,000                   --
  and Chairman of the Board of
  Directors
Robert C. Hoyler(5) ...............        2000        142,878.71        70,000         64,500           300,964.54
  Former President and Chief               1999        150,440.00            --        465,000
  Operating Officer

---------------

(1) John Fullmer joined the Company as CEO on February 12, 2001; hence the compensation table does not show any compensation for 2000 and 1999. However, see "Certain Relationships and Related Transactions -- Employment Agreements" for a discussion of his employment contract.

(2) John Steuart's annual compensation includes all benefits received during the year whether received from Company or from Cybergold, Inc., which Company acquired in 2000.

(3) Craig Stevens joined the Company on August 13, 2000 at an annual salary of $175,000.

(4) Steve Markowitz resigned as Chief Executive Officer effective November 2, 2000 and as Non-executive Chairman of the Board on December 31, 2000. These numbers do not reflect the severance package negotiated with Mr. Markowitz.

(5) Robert Hoyler resigned on August 23, 2000, as President, COO and member of the Board.

(6) After December 31, 2000, as part of an option repricing program generally available to active employees of Company, Messrs. Han, Steuart and Stevens accepted Company's offer to modify outstanding stock options with an exercise price of at least $3 per share. As a result, (i) the exercise price for their outstanding options which had an exercise price ranging from $3 to $19.99 per share was reduced to $1 per share and (ii) the number of shares subject to their outstanding options with an exercise price of at least $20 per share was reduced by 50% and the exercise price for the lower number of shares was reduced to $1. Therefore, currently, the number of securities underlying options shown in this table for Messrs. Han, Steuart and Stevens was not reduced. The repricing program did not affect the expiration dates or vesting schedules of the outstanding options; however, generally, until July 4, 2001, options, whether or not vested, cannot be exercised.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information relating to stock options granted during 2000 to our Chief Executive Officer and our next five most highly compensated executive officers who received salary compensation of more than $100,000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.


                                                 INDIVIDUAL GRANTS
                           -----------------------------------------------------------        POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF        PERCENT OF                                           ASSUMED ANNUAL RATES OF
                           SECURITIES     TOTAL OPTIONS                                        STOCK PRICE APPRECIATION FOR
                           UNDERLYING        GRANTED                                                   OPTION TERM
                            OPTIONS         IN FISCAL     EXERCISE          EXPIRATION        -------------------------------
   NAME                    GRANTED(#)         2000       PRICE($/SH.)          DATE               5%($)            10%($)
   ----                    ----------    ------------     ----------        ----------        -------------     -------------
John Fullmer(1)                     0            0              0                    0                    0                 0
Layton S. Han(2)            15,000.00          0.3%        $16.75            4/24/2010          $158,009.77       $400,427.79
                            15,000.00          0.3%        $17.88            7/24/2010          $168,669.54       $427,441.73
                           100,000.00          1.9%        $ 7.75            9/18/2010          $487,393.34     $1,235,150.41
                           200,000.00          3.7%        $19.75           11/14/2010        $2,484,133.78     $6,295,282.72
                             5,000.00          0.1%        $ 1.50           11/30/2010           $65,247.82       $165,350.78
                             5,000.00          0.1%        $ 1.31           12/29/2010           $68,392.29       $173,319.49

Robert C. Hoyler            37,500.00          0.7%        $11.50            5/26/2010          $271,210.81       $687,301.44
                            27,000.00          0.5%        $17.88            7/24/2010          $303,520.27       $769,179.95

Craig S. Stevens(2)        100,000.00          1.9%          7.75            9/18/2010          $487,393.34     $1,235,150.41

Steve Markowitz(3)         165,000.00          3.1%        $68.69             1/4/2010        $7,127,486.06    $18,062,449.08
                            37,500.00          0.7%        $11.50             5/2/2010          $271,210.81       $687,301.44
                            27,000.00          0.5%        $17.88            7/21/2010          $303,605.17       $769,395.11
                           500,000.00          9.4%        $ 7.75            9/18/2010        $2,436,966.68     $6,175,752.03



John D. Steuart(2)
                          45,996.00      0.9%           $13.50            8/7/2010           $390,509.60        $989,628.01
                         210,000.00      3.9%           $ 7.75           9/18/2010         $1,023,526.01      $2,593,815.85


(1) When he joined the Company on February 12, 2001, Mr. Fullmer was granted options for 2,350,000 shares at an exercise price of $1.25. Those options expire on 2/22/2011 and, on the assumptions used in the table, have potential realizable values of $18,355,861 and $46,517,358, respectively.

(2) the following describes the option grants as a result of the option repricing program described in footnote seven to the Summary Compensation Table:

(3) This information does not reflect Mr. Markowitz' revenue arrangements made in 2001.

                                   PRO FORMA
                          REPRICE OF INDIVIDUAL GRANTS

                          POTENTIAL REALIZABLE VALUE AT
                         -------------------------------
                          NUMBER OF          PERCENT OF                                     ASSUMED ANNUAL RATES OF
                         SECURITIES        TOTAL OPTIONS                                  STOCK PRICE APPRECIATION FOR
                         UNDERLYING           GRANTED                                            OPTION TERM
                          OPTIONS            IN FISCAL      EXERCISE        EXPIRATION   -----------------------------
   NAME                  GRANTED(2)             2000       PRICE($/SH)          DATE        5%($)            10%($)
   ----                  ----------        -------------   -----------     ------------  ------------    -------------
Layton S. Nan(2)          15,000.00            0.3%         $1.00           4/24/2010    $  9,433.42       $ 23,906.14
                          15,000.00            0.3%         $1.88           7/31/2010    $  9,433.42       $ 23,906.14
                         100,000.00            1.9%         $1.00           9/18/2010    $863,889.46       $159,374.25
                         200,000.00            3.7$         $1.00          11/14/2010    $125,778.93       $318,748.49
                           5,000.00            0.1%         $1.00          11/30/2010    $  3,144.47       $  7,968.71
                           5,000.00            0.1%         $1.00          12/29/2010    $  3,344.47       $  7,960.71

Craig S. Stevens(2)      100,000.00            1.9%         $1.00           9/15/2010    $ 62,889.46       $159,374.25

John D. Steuart(2)        45,996.00            0.9%         $1.00            8/7/2010    $ 28,976.64       $ 73,305.78
                         210,000.00            3.9%         $1.00           9/18/2010    $132,067.87       $334,685.92

        In 2000, we granted options to purchase an aggregate of 5,333,764 shares of common stock to our employees, directors and consultants. Generally, we grant options at an exercise price equal to the fair market value of the underlying common stock on the date of grant, as determined by our Board of Directors and Compensation Committee, and the options vest over four years from the date of grant. Because we are a publicly-held company, the fair market value of our stock equals its trading market price.

AGGREGATE YEAR-END OPTION VALUES

        The following table sets forth information for our Chief Executive Officer and the next five most highly compensated executive officers who received salary compensation of more than $100,000 in 2000, relating to the number and value of securities underlying exercisable and unexercisable options held at December 31, 2000.


                                NUMBER OF SECURITIES
                               UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                      OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                 DECEMBER 31, 2000(#)           DECEMBER 31, 2000($)
                             ----------------------------   ----------------------------
   NAME                      EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
   ----                      -----------   -------------    -----------    -------------
John Fullmer                           0              0               0              0
Steven Markowitz                 691,362        688,138               0              0
Robert C. Hoyler                       0              0               0              0

        After giving effect to the option repricing program described in footnote 7 to the Summary Compensation Table, the data for Messrs. Han, Steuart and Stevens is shown in the following table:

                   PRO FORMA AGGREGATE YEAR-END OPTION VALUES

                                PRO FORMA
                           NUMBER OF SECURITIES                  PRO FORMA
                          UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                OPTIONS AT               IN-THE-MONEY OPTIONS AT
                           DECEMBER 31, 2000(#)            DECEMBER 31, 2000($)
                       ----------------------------    ----------------------------
   NAME                EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
   ----                -----------    -------------    -----------    -------------
Layton Han                110,998        364,012                0                0
John Steuart              123,493        244,500                0                0
Craig Stevens                   0        100,000                0                0


        The values of unexercised in-the-money options at December 31, 2000 in both the actual and pro forma Aggregate Year-End Option Tables above are based on a value of $1.19 per share, the last reported sale price of our common stock on the Nasdaq National Market on December 31, 2000, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option. All options were granted under Company's stock incentive plan.

                          REPORT OF THE AUDIT COMMITTEE

        The Company has had an Audit Committee composed entirely of non-management directors. In 2000, the Audit Committee met four times. The members of the Audit Committee meet the independence and experience requirements of Nasdaq. The Audit Committee has adopted a charter outlining the role and responsibilities of the Audit Committee. A copy of the charter is attached as Appendix A to this proxy statement.

        During the year 2000, the Committee met with the senior members of the Company's financial management team, the Company's general counsel and our independent auditors. The Committee's agenda is established by the Committee's chairman. The Committee had private sessions with the Company's independent auditors, at which discussions of financial management, accounting and internal control issues took place.

        The Audit Committee recommended to the Board of Directors the engagement of PriceWaterhouseCoopers LLP as our independent auditors. It also reviewed with the Company's financial managers and the independent auditors, overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

        Management has reviewed with the Audit Committee the audited financial statements in Company's annual report on Form 10-K for the year 2000 which was filed with the SEC including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

        The Audit Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and also concluded that the provision of non-audit services provided by them to Company during 2000 was compatible with the auditors' independence.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee does not complete its reviews prior to Company's public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of Company's annual financial statements to generally accepted accounting principles.

        In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

        THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                                       The Audit Committee

                                       Lawrence E. Phillips, Chairman
                                       Mark Metcalfe

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors, comprising three directors, none of whom are employees of the Company, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

        Compensation Philosophy. The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

        - Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

        - Motivate executives to achieve optimum performance for the Company;

        - Align the financial interest of executives and stockholders through equity-based plans;

        - Provide a total compensation program that recognizes individual contributions as well as overall business results.

        Compensation Program. The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Company's stock plans. There are two major components to the Company's executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

        1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at consulting firms, telecommunications companies and other high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. An executive officer's base compensation may vary based on time in position, individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

        2. Long-Term Incentives. The Company's stock plans provide for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders.

        3. Benefits. The Company provides benefits to the named executive officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for the calendar year 2000 for any executive officer.

        4. Repricing Program. Effective January 3, 2001, Company offered to modify all outstanding stock options held by active employees (including officers) with an exercise price of at least $3 per share. Under that offer, which had to be accepted on an all-or-nothing basis, (i) the exercise price for those outstanding options which had an exercise price ranging from $3 to $19.99 per share was reduced to $1 per share and (ii) the number of shares subject to those outstanding options with an exercise price of at least $20 per share was reduced by 50% and the exercise price for the lower number of shares was reduced to $1. The repricing program did not affect the expiration dates or vesting schedules of the outstanding options; however, generally, until July 4, 2001, options, whether or not then vested, cannot be exercised. That offer was accepted by substantially all eligible holders.

        The Compensation Committee approved the option repricing program because the Committee is philosophically committed to the concept of employees, including executive officers, as owners. In light of the recent stock market volatility, especially for Internet stocks, the Compensation Committee felt it appropriate to offer the option repricing program.


ERASE COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

        In determining Mr. Fullmer's salary for fiscal year 2001, the Compensation Committee considered competitive compensation data for publicly-held internet advertising companies and consumer-oriented e-commerce companies. The Compensation Committee also took into account Mr. Fullmer's experience and knowledge.

SECTION 162(m) OF THE INTERNAL REVENUE CODE LIMITATIONS ON EXECUTIVE
COMPENSATION

        Compensation payments in excess of $1 million to each of the Chief Executive Officer and the other four most highly compensated executive officers are subject to a limitation on deductibility for Company under Section 162(m) of the Code. Certain "performance-based compensation" is not subject to the limitation on deductibility. The Compensation Committee believes that no such excess compensation was paid in 2000. Assuming shareholder approval of the amendment to the 1999 Stock Plan, the Compensation Committee also does not expect that such excess compensation will be paid in 2001.

        It is the opinion of the Compensation Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

        THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                                       The Compensation Committee

                                       Howard L. Morgan
                                       Thomas Newkirk
                                       Lawrence E. Phillips

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market, U.S. index ("Nasdaq U.S. Index") for the period beginning on August 23, 1999, the date of the Company's initial public offering, and ending on December 31, 2000. This chart assumes investment of $100 on the date of the Company's initial public offering.



                         NASDAQ U.S. INDEX         MYPOINTS.COM
                         -----------------         ------------
8/23/99                        100.00                 100.00
12/31/2000                      93.3                   11.91




         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 2000, by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

        Unless otherwise indicated, the address for each beneficial owner set forth below is c/o MyPoints.com, Inc., 100 California Street, 12th floor, San Francisco, California 94111.


                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                              ---------------------
                                                                TOTAL
                    BENEFICIAL OWNER                            NUMBER      PERCENT
                    ----------------                          ----------    -------
5% STOCKHOLDERS:
Experian Capital Corp. .................................      3,674,356      9.02%
  505 City Parkway West, 10th floor
  Orange, CA 92868
EXECUTIVE OFFICERS AND DIRECTORS:
Steven M. Markowitz ....................................        746,012      1.83%
Nat Goldhaber ..........................................      2,317,742      5.69%
Robert C. Hoyler .......................................        375,887      0.92%
Mario Rosati ...........................................         16,262      0.04%
Howard L. Morgan .......................................        295,699      0.73%
Lawrence E. Phillips ...................................         10,000      0.02%
Thomas Newkirk .........................................          9,890      0.02%

John Fullmer ...........................................           --          0%
Mark Metcalfe ..........................................           --          0%
Layton Han .............................................      207,972       0.51%
Craig Stevens ..........................................        5,266       0.01%
John Steuart ...........................................       87,114       0.21%
All directors and executive Officers as a group
  (11 persons) .........................................    4,214,486      10.34%

---------------

*    Less than 1% of the outstanding shares of common stock.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Since the Company's officers and directors during 2000 did not submit copies to Company of forms required to be filed under Section 16(a) of the Exchange Act, Company is not able to determine whether those officers' and directors' filing obligations have been met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEGAL SERVICES

        Mr. Rosati, one of our directors, is also a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which provided legal services for Company.

INDEMNIFICATION AGREEMENTS

        We have entered into indemnification agreements with each of our directors and executive officers.

EMPLOYMENT AGREEMENTS

        Effective February 15, 2001 Company entered into an employment agreement with John Fullmer. The agreement provides for an annual salary of $250,000 as well as a target performance bonus up to 100% of his annual salary and a performance bonus of up to 150% of his annual salary in the event the target is exceeded. In addition Company granted John Fullmer 2,350,000 stock options at an exercise price of $1.25 which will vest over a period of four years and promised to reimburse him for between $100,000 and $200,000 for relocation expenses depending on whether John Fullmer relocates to San Francisco, CA. In the event that Company is acquired and John Fullmer's employment is terminated within 12 months after such acquisition, then all options that have not been terminated in accordance with the respective stock option agreement that will become vested within eighteen (18) months of the closing date of such acquisition shall become fully vested as of the date of the termination of Employee's employment.

POLICY REGARDING TRANSACTIONS WITH AFFILIATES

        All future transactions with affiliates, including any loans we make to our officers, directors, principal stockholders or other affiliates, will be approved by a majority of our board of directors, including a majority of the independent and disinterested members or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to us than we could have obtained from unaffiliated third parties.

                                  OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                             THE BOARD OF DIRECTORS

San Francisco, California
April 30, 2001

                                                                    [APPENDIX A]

                             AUDIT COMMITTEE CHARTER

The Audit Committee ("Committee") shall consist of at least the minimum number of directors required by applicable laws. As determined by the Board of Directors in accordance with applicable requirements, all members of the Committee shall be independent directors having no relationship that may interfere with the exercise of their objective judgment in discharging the responsibilities set forth below. As also determined by the Board of Directors, all members of the Committee shall have sufficient financial experience and ability to enable them to discharge such responsibilities, and at least one member shall have accounting or related financial management expertise.

       The Committee shall assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial reporting and internal financial controls of the Company (which term shall include without limitation its subsidiaries) In that connection, the Committee shall have the following responsibilities:

              1. To recommend to the Board of Directors the independent auditor to examine the Company's accounts, controls and financial statements. The independent auditor is ultimately accountable to the Board of Directors and to the Committee, and the Board of Directors and the Committee have the ultimate authority and responsibility to select, evaluate and, if necessary, replace the independent auditor.

              2. To review and approve the scope of the examination to be conducted by the independent auditor. In addition, the Committee shall at least annually obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, and shall at least annually discuss with the independent auditor any relationship or services which may impact the independent auditor's objectivity or independence, and shall take or recommend that the Board take appropriate actions to ensure such independence.

              3. To review and approve the Company's audit staff functions, including: (i) purpose, authority and organizational reporting lines;
       (ii) annual audit plan, budget and staffing; and (iii) concurrence in the appointment, removal and compensation of the chief accounting officer of the Company.

              4. To review results of the examinations of the financial statements of the Company by the independent auditors, their evaluation of the Company's internal system of audit and financial controls, and their annual report on the Company's financial statements.

              5. To review, with the Company's chief financial officer, chief accounting officer or such others as the Committee deems appropriate, the

       Company's internal system of audit and financial controls and the results of internal audits.

              6. To review the Company's financial reporting, the accounting standards and principles to be followed by the Company and significant changes in such standards or principles or in their application.

              7. To review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Company. In connection therewith, the Committee will meet, as it deems appropriate, with the Company's counsel and other Company officers or employees and shall have the power to retain independent counsel, accountants and others to assist in the Committee's investigation.

       In discharging its responsibilities, the Committee will periodically meet with the Company's auditors without the presence of any Company officer or employee.

                               MYPOINTS.COM, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY June 21, 2001
                          OFFICES OF MYPOINTS.COM, INC.
                        100 CALIFORNIA STREET, 11TH FLOOR
                             SAN FRANCISCO, CA 94111


        MYPOINTS.COM, INC.
        100 CALIFORNIA STREET, 12TH FLOOR, SAN FRANCISCO, CA 94111

                PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JUNE 21, 2001

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Layton Han and Craig Stevens, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                                SEE REVERSE SIDE

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.



1. Election of directors: 01 Nat. Goldhaber           [ ] Vote FOR    [ ] Vote WITHHELD
                          02 Lawrence E. Phillips      all nominees    from all nominees
                                                                      (except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)


2. Approval of amendments to the 1999 Stock Plan.
                                    [ ] For     [ ] Against     [ ] Abstain

3. Ratifying the appointment of PriceWaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.
                                    [ ] For     [ ] Against     [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box  [ ]
Indicate changes below:                             Date
                                                        ------------------------

                                                    ----------------------------

                                    Signature(s) in Box Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.